As filed with the Securities and Exchange Commission on April 6, 2006
Registration Nos. 333-117525,
333-107528,
333-105021,
333-43072,
333-32226,
333-88541

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENTS
UNDER
THE SECURITIES ACT OF 1933

INAMED CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	5540 Ekwill Street Santa Barbara, California 93111 (Address of Principal Executive Offices Including Zip Code)	59-0920629 (I.R.S. Employer Identification No.)

2004 Performance Stock Option Plan
2003 Restricted Stock Plan
2003 Outside Director Compensation Plan
2000 Employee Stock Purchase Plan
2000 Employee Stock Option Plan
Nicholas Teti Stand Alone Option Grant
Hani Zeini Stand Alone Option Grant
2000 Employee Stock Purchase Plan
2000 Employee Stock Option Plan
1999 Senior Officer Stock Option Plan
1999 Directors Stock Election Plan
1998-1999 Director and Executive Officer Stock Plan
1994 Non-Employee Directors Stock Option Plan
Officer and Director Warrant Plan
1998 Stock Option Plan
(Full Titles of the Plans)

Copy to:
Douglas S. Ingram Inamed Corporation 5540 Ekwill Street Santa Barbara, California 93111	Michelle A. Hodges, Esq. Gibson, Dunn & Crutcher LLP 4 Park Plaza Irvine, California 92614
(Name and Address of Agent For Service)
(805) 683-6761
(Telephone Number, Including Area Code, of Agent For Service)

DEREGISTRATION OF SECURITIES
     Inamed Corporation, a Delaware corporation (the “Registrant”), files this Post-Effective Amendment No. 1 to each of the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) and hereby deregisters all shares of common stock of the Registrant, par value $0.01 per share (“Common Stock”), unissued under each of the Registration Statements:
•	Registration Statement on Form S-8 (file no. 333-117525), registering the offering and sale of up to 500,000 shares of Common Stock, as may be issued from time to time under the 2004 Performance Stock Option Plan, and 150,000 shares of Common Stock, as may be issued from time to time under the 2003 Restricted Stock Plan, filed with the Securities and Exchange Commission (the “Commission”) on July 20, 2004;

•	Registration Statement on Form S-8 (file no. 333-107528), registering the offering and sale of up to 260,000 shares of Common Stock, as may be issued from time to time under the 2003 Outside Director Compensation Plan, 200,000 shares of Common Stock, as may be issued from time to time under the 2000 Employee Stock Purchase Plan, and 100,000 shares of Common Stock, as may be issued from time to time under the 2003 Restricted Stock Plan, filed with the Commission on July 31, 2003;

•	Registration Statement on Form S-8 (file no. 333-105021), registering the offering and sale of up to 559,502 shares of Common Stock, as may be issued from time to time under the 2000 Employee Stock Option Plan, 300,000 shares of Common Stock, as may be issued under the Nicholas Teti Stand Alone Option Grant, and 100,000 shares of Common Stock, as may be issued under the Hani Zeini Stand Alone Option Grant, filed with the Commission on May 6, 2003;

•	Registration Statement on Form S-8 (file no. 333-43072), registering the offering and sale of up to 200,000 shares of Common Stock, as may be issued from time to time under the 2000 Employee Stock Purchase Plan, 550,000 shares of Common Stock, as may be issued from time to time under the 2000 Employee Stock Option Plan, 900,000 shares of Common Stock, as may be issued from time to time under the 1999 Senior Officer Stock Option Plan, 97,500 shares of Common Stock, as may be issued from time to time under the 1998-1999 Director and Executive Officer Stock Plan, 70,000 shares of Common Stock, as may be issued from time to time under the 1994 Non-Employee Directors Stock Option Plan, and 50,000 shares of Common Stock, as may be issued from time to time under the 1999 Directors Stock Election Plan, filed with the Commission on August 4, 2000;

•	Registration Statement on Form S-8 (file no. 333-32226), registering the offering and sale of up to 1,165,000 shares of Common Stock, as may be issued from time to time under the Officer and Director Warrant Plan, filed with the Commission on March 10, 2000; and

•	Registration Statement on Form S-8 (file no. 333-88541), registering the offering and sale of up to 450,000 shares of Common Stock, as may be issued from time to time under the 1998 Stock Option Plan, filed with the Commission on October 6, 1999.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on April 4, 2006.

INAMED CORPORATION
By:	/s/ David E.I. Pyott
David E.I. Pyott
Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, these Post-Effective Amendments No. 1 to the registration statements reflected on the cover page of this filing have been signed by the following persons in the capacities indicated on April 4, 2006.

SIGNATURE	TITLE

/s/ David E.I. Pyott David E.I. Pyott	Chief Executive Officer (Principal Executive Officer)

/s/ Jeffrey L. Edwards Jeffrey L. Edwards	Vice President, Chief Financial Officer and Director (Principal Financial Officer)

/s/ James M. Hindman James M. Hindman	Vice President and Treasurer (Principal Accounting Officer)

/s/ Douglas S. Ingram Douglas S. Ingram	Director

/s/ F. Michael Ball F. Michael Ball	Director

/s/ Steven Pal Steven Pal	Director